Exhibit 99.2

Great franchisees. Great brands.TM Supplemental Information on Sale-Leaseback of Applebee’s Company-Owned Restaurant Real Estate June 16, 2008

Forward-Looking Information There are forward-looking statements contained in this presentation. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by DineEquity, Inc. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

Details of Sale-Leaseback Transaction Completed June 2008 Properties • 181 Applebee’s company-owned restaurant properties • Lease obligations expected to be assigned to franchisees upon sale of company-operated restaurants • Initial lease term of 20 years with four 5-year options to extend • Six properties excluded from transaction due to technical reasons; anticipate selling properties in the future Proceeds • Approximately $337 million in gross proceeds • Approximately $296 million in after-tax cash proceeds; excludes approximately $5 million in transaction costs • Funded debt reduction results in approximate $12 million tax benefit due to accelerated recognition of transaction and interest rate swap costs • Approximately $303 million in total funded debt reduction made possible by the sale-leaseback transaction and related tax benefit from funded debt reduction Interest Expense • Approximately $2 million initial monthly interest expense associated with the lease payment expected to be reduced over time with lease obligation assignment upon franchising company-operated Applebee’s • Annual per restaurant rent expense of approximately $173,200 reflects approximate 7.5% rent factor and average unit volume of approximately $2.3 million

Sale-Leaseback Accounting Treatment • Sale-leaseback of Applebee’s company-owned restaurants does not qualify as a “sale” under accounting rules • Company deemed to have an ongoing economic involvement until restaurants can be franchised and lease obligation can be assigned to franchisees • Will be considered a “financing obligation” versus capital lease obligation • Interest expense to be recognized in consolidated corporate interest expense line item, not in the Rental Operations segmentas previously expected

Accounting Adjustment Resulting from Transaction • Evaluating sale-leaseback gross proceeds of approximately $337 million against preliminary purchase price accounting values of properties – Such evaluation may result in an impairment charge during the second quarter 2008 • Company to provide more detail on potential impairment charge on its second quarter 2008 conference call currently scheduled for July 29, 2008

P&L Impact of Sale-Leaseback • Interest expense recognized in consolidated corporate interest expense line item – Approximately $12.7 million in interest expense expected for balance of fiscal 2008 – Updating Company’s current fiscal 2008 corporate interest expense guidance to approximately $203 million vs. prior expectation of approximately $190 million to reflect recognition of lease payment in corporate interest expense vs. Rental Operations segment – Does not take into account refranchising activity or expense reduction related to planned leasehold obligation assignments in fiscal 2008

Cash Flow and Balance Sheet Impact of Sale-Leaseback • Do not expect material impact to cash flow statement due to transaction – Reiterated fiscal 2008 consolidated cash from operations guidance of $105 to $110 million – Principal payments on leasehold obligation to be captured under Financing Activities – Expect approximately $5.5 million reduction in restricted cash in line with lower reserve balance required as a result of the reduction in consolidated funded debt • Expect to add new line item to balance sheet to reflect financing obligation liability related to sale-leaseback – Approximately $337 million financing obligation added as a result of sale-leaseback transaction – Approximately $303 million of consolidated funded debt reduced with transaction proceeds

Funded Debt Reduction • Expect approximately $303 million in total funded debt reduction – Tax obligation from sale-leaseback is expected to be partially offset by approximate $12 million benefit due to the accelerated recognition of financing and interest rate swap costs • Little change to consolidated adjusted debt/EMITDAR as a result of sale-leaseback transaction – 7.3x consolidated adjusted debt/EMITDAR post sale-leaseback transaction • Expect to experience “double de-leveraging” effect upon franchising of company-operated Applebee’s – Restaurant sale after-tax cash proceeds allocated to consolidated funded debt reduction – Further reduction of debt obligations with assignment of restaurant leasehold obligation to franchisees upon sale of company-operated Applebee’s